UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, Wisconsin 53143-5656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Snap-on Incorporated (the “Company”) held its 2014 Annual Meeting of Shareholders on April 24, 2014. The Company’s shareholders: (i) elected three members of the Company’s Board of Directors, who were up for re-election, to each serve a one-year term ending at the 2015 Annual Meeting; (ii) ratified the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014; and (iii) approved the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2014 Annual Meeting (the “2014 Proxy Statement”). There were 58,304,134 outstanding shares of the Company’s common stock that were eligible to vote as of February 24, 2014, the record date for the 2014 Annual Meeting.

The directors elected to the Company’s Board for terms expiring at the 2015 Annual Meeting and the number of votes cast for and against, as well as abstentions and broker non-votes with respect to, each of these individuals are set forth below:

Director	For	Against	Abstentions	Broker Non-Votes
Roxanne J. Decyk	45,283,428	1,806,661	209,813	4,787,754
Nicholas T. Pinchuk	44,962,772	2,126,544	210,586	4,787,754
Gregg M. Sherrill	46,970,388	106,819	222,696	4,787,754

The terms of office for the following directors continue until the Annual Meeting in the year set forth below:

Director	Term	Director	Term
Karen L. Daniel	2015	John F. Fiedler	2016
Nathan J. Jones	2015	James P. Holden	2016
Henry W. Knueppel	2015	W. Dudley Lehman	2016

The proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014 received the following votes:

Votes for approval:	49,422,028	Votes against:	2,450,325	Abstentions:	215,220
Broker non-votes:	0

The advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation Information” in the 2014 Proxy Statement, received the following votes:

Votes for approval:	46,454,561	Votes against:	554,619	Abstentions:	290,643
Broker non-votes:	4,787,834

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: April 25, 2014	By:	/s/ Irwin M. Shur
Irwin M. Shur
Vice President, General Counsel and Secretary